UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2015

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On May 29, 2015, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) increased the number of directors on the Board to 12 and appointed Anthony J. Melone to the Board as a director. Mr. Melone has not yet been appointed to any committees of the Board, although the Board may appoint him to one or more committees in the future. Mr. Melone has over 32 years of experience in the telecommunications industry, including having served as Executive Vice President and Chief Technology Officer for Verizon Communications from December 2010 to April 2015. In addition, Mr. Melone served in a variety of positions with Verizon Wireless from 2000 to December 2010, including as Senior Vice President and Chief Technical Officer from 2007 to December 2010. Verizon Wireless accounted for approximately 18% of the Company’s consolidated revenues for the year ended December 31, 2014, adjusted to give effect to the sale of Crown Castle Australia Holdings Pty Ltd.

ITEM 5.07 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders of the Company (“Annual Meeting”) was held on May 29, 2015, at which meeting the Company’s stockholders (1) elected each of the eight nominees for director for a one-year term, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2015, (3) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement for the Annual Meeting, and (4) expressed a non-binding preference that the Company conduct a vote on the compensation of the Company’s named executive officers every year. The final voting results for each proposal submitted to a vote are set forth below:

1) Election of directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
P. Robert Bartolo	282,538,704	1,626,531	37,023	13,470,714
Cindy Christy	265,107,426	19,062,898	31,934	13,470,714
Ari Q. Fitzgerald	282,165,370	1,999,233	37,655	13,470,714
Robert E. Garrison II	282,420,977	1,743,499	37,782	13,470,714
Dale N. Hatfield	279,682,140	4,483,005	37,113	13,470,714
Lee W. Hogan	280,262,535	3,901,877	37,846	13,470,714
John P. Kelly	281,067,564	3,112,205	22,489	13,470,714
Robert F. McKenzie	280,124,494	4,040,157	37,607	13,470,714

2) The ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
296,729,808	783,580	159,584	0

3) The non-binding, advisory vote regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
281,586,549	2,402,815	212,894	13,470,714

4) The nonbinding, advisory vote on the frequency of voting on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
203,292,426	3,739,739	76,968,837	201,256	13,470,714

ITEM 7.01 – REGULATION FD DISCLOSURE

On May 29, 2015, the Company issued a press release announcing the appointment of Anthony J. Melone to the Board. The press release is furnished herewith as Exhibit 99.1 to this Form 8-K. See also Item 5.02 of this Form 8-K.

On May 29, 2015, the Company issued a press release announcing the declaration of a quarterly dividend of $0.82 per share of Company common stock, par value $0.01 per share, payable on June 30, 2015 to stockholders of record at the close of business on June 19, 2015. The press release is furnished herewith as Exhibit 99.2 to this Form 8-K.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

As described in Item 7.01 of this Report, the following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 29, 2015

99.2	Press Release dated May 29, 2015

The information in Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: June 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 29, 2015

99.2	Press Release dated May 29, 2015

4